SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2020

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue Tsim Sha Tsui, Kowloon, Hong Kong	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2622-2891

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 2, 2020, we entered into a Securities Purchase Agreement (“Auctus SPA”) with Auctus Fund, LLC., a Delaware limited company (“Auctus”), pursuant to which we issued and sold to the Auctus a convertible promissory note, dated December 31, 2019, in the principal amount of $75,000 (the “Auctus Note”). We received $59,250 less fees and commissions.

The maturity date for repayment of the Auctus Note is September 31, 2020 and the Auctus Note bears interest at 10% per annum. All principal and accrued interest on the Auctus Note is convertible into shares of our common stock at the election of the Auctus at any time at a conversion price equal to the lesser of (i) the lowest trading price during the previous 20 days and ending on the latest trading date prior to the date of the Auctus Note, or (ii) a 60% of the lowest trading price for our common stock during the 20 trading day period immediately prior to conversion.

We have the right to prepay the Auctus Note at any time prior to 180 days following the closing date. The amount we are required to prepay increases from 120% to 140% of the principal amount plus accrued interest and other charges the closer we get to 180 days from closing.

The Auctus Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties.

On January 9, 2020, we entered into a Securities Purchase Agreement (“Crown SPA”) with Crown Bridge Partners, LLC., a New York limited company (“Crown”), pursuant to which we issued and sold to Crown a convertible promissory note, dated January 8, 2020, in the principal amount of $121,500 (the “Crown Note”). We received $35,000 as the first tranche less fees and commissions.

In connection with the issuance of the Crown Note, we granted Crown a five year cashless warrant (the “Warrant”) to purchase 4,860 shares of our common stock at an exercise price of $12.50 per share.

The maturity date for repayment of the Crown Note is twelve months from each tranche made and the Crown Note bears interest at 10% per annum. All principal and accrued interest on the Crown Note is convertible into shares of our common stock at the election of Crown at any time at a conversion price equal to the lesser of (i) the lowest trading price during the previous 20 days and ending on the latest trading date prior to the date of the Crown Note, or (ii) a 60% of the lowest trading price for our common stock during the 20 trading day period immediately prior to conversion.

We have the right to prepay the Crown Note at any time prior to 180 days following the closing date. The amount we are required to prepay increases from 120% to 140% of the principal amount plus accrued interest and other charges the closer we get to 180 days from closing.

The Crown Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties.

The foregoing description of the Auctus SPA, the Auctus Note, the Crown SPA and the Crown Note and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Auctus SPA, the Auctus Note, the Crown SPA and the Crown Note, which are included in this Current Report as Exhibits 10.1, 4.1, 10.2 and 4.2, respectively, and are incorporated herein by reference.

If the above notes are converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the notes. There can be no assurance that there will be any funds available to pay the notes, or if available, on terms that will be acceptable to us or our shareholders. If we fail to obtain such additional financing on a timely basis, the purchasers may convert the notes and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

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SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Auctus Note*
4.2	Crown Note*
10.1	Auctus SPA*
10.2	Crown SPA*

 * Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

President

Date: January 16, 2020

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